                                                                     EXHIBIT 3.2

                             CHEVY CHASE BANK, FSB

                            BYLAWS (WITH AMENDMENTS)

                               TABLE OF CONTENTS


                                                                                          Page
                                                                                         ------
ARTICLE I HOME OFFICES....................................................                 1

ARTICLE II SHAREHOLDERS...................................................                 1

     Section 1. Place of Meetings.........................................                 1
     Section 2. Annual Meeting............................................                 1
     Section 3. Special Meetings..........................................                 2
     Section 4. Conduct of Meetings.......................................                 2
     Section 5. Notice of Meetings........................................                 2
     Section 6. Fixing of Record Date.....................................                 3
     Section 7. Voting Lists..............................................                 3
     Section 8. Quorum....................................................                 4
     Section 9. Proxies...................................................                 4
     Section 10. Voting of Shares in the Name of Two or More Persons......                 5
     Section 11. Voting of Shares by Certain Holders......................                 5
     Section 12. Cumulative Voting........................................                 6
     Section 13. Inspectors of Election...................................                 6
     Section 14. Nominating Committee.....................................                 7
     Section 15. New Business.............................................                 8
     Section 16. Informal Action by Shareholders..........................                 8

ARTICLE III BOARD OF DIRECTORS............................................                 9

     Section 1. General Powers............................................                 9
     Section 2. Number and Term...........................................                 9
     Section 3. Regular Meetings..........................................                 9
     Section 4. Special Meetings..........................................                 9
     Section 5. Notice....................................................                10
     Section 6. Quorum....................................................                10
     Section 7. Manner of Acting..........................................                11
     Section 8. Action Without a Meeting..................................                11
     Section 9. Resignation and Removal...................................                11

     Section 10. Vacancies................................................                11
     Section 11. Compensation.............................................                12
     Section 12. Presumption of Assent....................................                12
     Section 13. Removal of Directors.....................................                12

ARTICLE IV EXECUTIVE AND OTHER COMMITTEES.................................                13

     Section 1. Appointment...............................................                13
     Section 2. Authority.................................................                13
     Section 3. Tenure....................................................                13
     Section 4. Meetings..................................................                14
     Section 5. Quorum....................................................                14
     Section 6. Action Without a Meeting..................................                14
     Section 7. Vacancies.................................................                14
     Section 8. Resignations and Removal..................................                15
     Section 9. Procedure.................................................                15
     Section 10. Other Committees.........................................                15

ARTICLE V OFFICERS........................................................                15

     Section 1. Positions.................................................                15
     Section 2. Election and Term of Office...............................                16
     Section 3. Removal...................................................                16
     Section 4. Vacancies.................................................                17
     Section 5. Remuneration..............................................                17

ARTICLE VI CONTRACTS, LOANS, CHECKS, AND DEPOSITS.........................                17

     Section 1. Contracts.................................................                17
     Section 2. Loans.....................................................                17
     Section 3. Checks, Drafts, Etc.......................................                17
     Section 4. Deposits..................................................                18

ARTICLE VII CERTIFICATES FOR SHARES AND THEIR TRANSFER....................                18

     Section 1. Certificates for Shares...................................                18

     Section 2. Transfer of Shares........................................                19

ARTICLE VIII FISCAL YEAR; ANNUAL AUDIT....................................                19

ARTICLE IX DIVIDENDS......................................................                19

ARTICLE X CORPORATE SEAL..................................................                20

ARTICLE XI AMENDMENTS.....................................................                20

                       CHEVY CHASE SAVINGS BANK, F.S.B.

                             (A STOCK ASSOCIATION)


                                    BY LAWS
                                    -------

                                   ARTICLE I

                                  HOME OFFICES
                                  ------------

     The home office of the savings bank shall be at 3251 Greensboro Dr., McLean, in the County of Fairfax in the State of Virginia.

                                  ARTICLE II


                                 SHAREHOLDERS
                                 ------------

     Section 1. Place of Meetings. All annual and special meetings of
                -----------------
shareholders shall be held at the home office of the savings bank or at such other place in the State in which the principal place of business of the savings bank is located as the board of directors may determine.

     Section.2. Annual Meeting. A meeting of the shareholders of the savings
                --------------
bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually within 120 days after the end of the savings bank's fiscal year on the fourth Wednesday of January if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 5:00 p.m., or at such other date and time within such 120-day period as the board of directors may determine.

     Section 3. Special Meetings. Special meetings of the shareholders for any
                ----------------
purpose or purposes, unless otherwise prescribed by the regulations of the Federal Home Loan Bank Board ("Board") (which as hereinafter used includes the Federal Savings and Loan Insurance Corporation), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the savings bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the savings bank addressed to the chairman of the board, the president, or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be
                -------------------
conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Board or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings.  Written notice stating the place, day, and
                ------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date.   For the purpose of determining
                ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7. Voting Lists.  At least 20 days before each meeting of the
                ------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the savings bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the savings bank and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in (S)552.6(d) of the Board's regulations as now or hereafter in effect.

     Section 8. Quorum.   A majority of the outstanding shares of the savings
                ------
bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. if less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to tome without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote
                -------
by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10.  Voting of Shares in the Name of Two or More Persons.  When
                  ---------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the shareholders of the savings bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11.  Voting of Shares by Certain Holders.   Shares standing in the
                  -----------------------------------
name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or , in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the savings bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Cumulative Voting. Every shareholder entitled to vote at an
                 -----------------
election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

     Section 13.  Inspectors of Election.   In advance of any meeting of
                  ----------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. the number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Board, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14. Nominating Committee. The board of directors shall act as a
                 --------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the savings bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the savings bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the savings bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15. New Business. Any new business to be taken up at the annual
                 ------------
meeting shall be stated in writing and filed with the secretary of the savings bank at least five days before the date of the annual meeting; and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16. Informal Action by Shareholders. Any action required to be
                 -------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

     Section 1. General Powers.  The business and affairs of the savings bank
                --------------
shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2. Number and Term.   The board of directors shall consist of
                ---------------
seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3.  Regular Meetings.   A regular meeting of the board of directors
                 ----------------
 shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, within the savings bank's normal lending territory for the holding of additional regular meetings without other notice than such resolution.

     Section 4.  Special Meetings.   Special meetings of the board of directors
                 ----------------
may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors, may fix any place, within the savings bank's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participations shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 11 of this Article.

     Section 5.  Notice. Written notice of any special meeting shall be given
                 ------
to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6.  Quorum. A majority of the number of directors fixed by
                 ------
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 4 of this Article III.

     Section 7.  Manner of Acting.   The act of the majority of the directors
                 ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Board or by these bylaws.

     Section 8.  Action Without a Meeting.   Any action required or permitted
                 ------------------------
to be taken at or by the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 9.  Resignation and Removal.   Any director may resign at any time
                 -----------------------
by sending a written notice of such resignation to the home office of the savings bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 10.  Vacancies.   Any vacancy occurring on the board of directors
                  ---------
may be filled by election by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

    Section 11.  Compensation.   Directors, as such, may receive a stated
                 ------------
salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     Section 12. Presumption of Assent.   A director of the savings bank who is
                 ---------------------
present at a meeting of the board of directors at which action on any savings bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five days after the date a copy of the minutes of the meeting is received. Such right of dissent shall not apply to a director who voted in favor of such action.

     Section 13. Removal of Directors.   If less than the entire board is to
                 --------------------
be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.


                                  ARTICLE IV

                        EXECUTIVE AND OTHER COMMITTEES
                        ------------------------------

     Section 1. Appointment.  The board of directors, by resolution adopted by
                -----------
a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2. Authority. The executive committee, when the board of directors
                ---------
is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the declaration of dividends; the amendment of the charter or bylaws of the savings bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the savings bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the savings bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article
                ------
IV, each memmber of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4. Meetings. Regular meetings of the executive committee may be
                --------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be given written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attend s in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5. Quorum. A majority of the members of the executive committee
                ------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting.  Any action required or permitted to
                ------------------------
be taken by executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7. Vacancies. Any vacancy in the executive committee may be filled
                ---------
by a resolution adopted by a majority of the full board of directors.

     Section 8. Resignations and Removal. Any member of the executive committee
                ------------------------
may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the savings bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure.  The executive committee shall elect a presiding
                ---------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees. The board of directors may by resolution
                 ----------------
establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the savings bank and may prescribe the duties, constitution, and procedures thereof.

                                  ARTICLE  V

                                   OFFICERS
                                   --------

     Section 1. Positions. The officers of the savings bank shall be a
                ---------
president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the savings bank. The offices of the secretary and the treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the savings bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the savings bank
                ---------------------------
shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the savings bank to enter into an employment contract with any officer in accordance with regulations of the Board; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the board of directors
                -------
whenever in its judgment the best interests of the savings bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation
                ---------
removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed
                ------------
from time to time by the board of directors.


                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS
                     --------------------------------------

     Section 1. Contracts. To the extent permitted by regulations of the Board,
                ---------
and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the savings bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the savings bank. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the savings
                -----
bank and no evidences of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the
                -------------------
payment of money, notes, or other evidences of indebtedness issued in the name of the savings bank shall be signed by one or more officers, employees or agents of the savings bank in such manner as shall from time to time be determined by board of directors.

     Section 4. Deposits. All funds of the savings bank not otherwise employed
                --------
shall be deposited from time to time to the credit of the savings bank in any duly authorized depositories as the board of directors may select.

                                  ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     Section 1.  Certificates for Shares. Certificates representing shares of
                 ----------------------
capital stock of the savings bank shall be in such form as shall be determined by the board of directors and approved by the Board. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the board of directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the
                ------------------
savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner for all purposes.

                                  ARTICLE VIII

                           FISCAL YEAR; ANNUAL AUDIT
                           -------------------------

     The fiscal year of the savings bank shall end on the 30th of September of each year. The savings bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                                  ARTICLE IX

                                   DIVIDENDS
                                   ---------

     Subject to the terms of the savings bank's charter and the regulations and orders of the Board, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.

                                   ARTICLE X

                                 CORPORATE SEAL
                                 --------------

     The board of directors shall provide a savings bank seal which shall be two concentric circles between which shall be the name of the savings bank. The year of incorporation or an emblem may appear in the center.

                                  ARTICLE XI

                                  AMENDMENTS
                                  ----------

     These bylaws may be amended in a manner consistent with regulations of the Board at any time by a majority of the full board of directors or by a majority of the votes cast by the stockholders of the savings bank at any legal meeting.

                        CHEVY CHASE SAVINGS BANK, F.S.B.

         AMENDMENT TO BYLAWS - ARTICLE III, SECTION 2, NUMBER AND TERM
         -------------------------------------------------------------
        (Adopted by Board of Directors, 7/21/93; approved by OTS 1/5/94)

         1.     Director Elections;
                ------------------

                RESOLVED, that effective the earliest date permitted by the OTS, The Honorable Penne Percy Korth, Dr. LaSalle D. Leffall, Jr., and Leonard Silverstein, Esq. are elected to the Board to serve until the next election of directors by the shareholders of the Bank; and be it further

         2.     Conditional Bylaw Amendments;
                ----------------------------

                RESOLVED, that effective the later of (i) thirty days from the date of the filing of the notification to the OTS of the Bylaw amendment or (ii) the date upon which the last of each of the Additional Directors' election becomes effective, Article III Section 2 of the Bylaws of the Bank be amended to read as follows: "The board of directors shall consist of thirteen members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually."; and be it further

                RESOLVED, that effective the later of (i) thirty days from the date of the filing of the notification to the OTS of the Bylaw amendment or (ii) the date upon which the last of each of the Additional Directors' election becomes effective, Article III Section 2 of the Bylaws of the Bank be amended to read as follows: "The board of directors shall consist of fourteen members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually."; and be it further

         3.     Notification:
                ------------

                RESOLVED, that the Chairman of the Board, the Vice Chairman of the Board, any Senior Vice President of the Bank, or any other officer of the Bank authorized by them, be, and each of them hereby is, authorized and directed in the name of and on behalf of the Bank to notify the OTS of these actions in compliance with applicable rules and regulations of the OTS;

                                WRITTEN CONSENT
                   IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                        CHEVY CHASE SAVINGS BANK, F.S.B.

     Pursuant to Section 16 of Article II of the Bylaws of Chevy Chase Savings Bank, F.S.B., a federal savings bank (the "Institution"), the undersigned, constituting all of the stockholders of the Institution, do hereby consent in writing to the adoption of the following resolutions, such resolutions to have effect as if adopted at a duly held meeting of the stockholders of said
Institution:

          WHEREAS, the directors of the Institution have proposed that the Federal Stock Charter of the Institution be amended by adding the following paragraph as a new second paragraph of Section 7 of such
       Charter:

               "At a meeting of stockholders called expressly for that purpose, any director may be removed (a) for cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (b) without cause, by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors, so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Removal for cause shall include removal because of the director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."


                AND WHEREAS, the directors of the Institution have further proposed that the Bylaws of the Institution be amended to conform with such amendment to the Charter by amending the first sentence of Section 13 of Article 3 of such Bylaws to read in its entirety as follows:

               "At a meeting of stockholders called expressly for that purpose, any director may be removed (a) for cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (b) without cause, by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. Removal for cause shall include removal because of the director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

                AND WHEREAS, such proposed amendments have been granted preliminary approval by the Federal Home Loan Bank Board; now, therefore, it is

                RESOLVED, that the proposed amendments set forth above are hereby approved and adopted as amendments to the Federal Stock Charter and Bylaws of the Institution, respectively.

Dated March 5, 1987


B.F. SAUL REAL ESTATE                              FRANKLIN DEVELOPMENT CO.,
INVESTMENT TRUST                                   INC.

By:                                                By:
  ------------------------------------                --------------------------
DERWOOD INVESTMENT                                 B.F. SAUL COMPANY EMPLOYEES
  CORPORATION                                      PROFIT SHARING RETIREMENT
                                                   TRUST

By:                                                By:
  ------------------------------------               ---------------------------
B.F. SAUL COMPANY                                  THE KLINGER CORPORATION

By:  _________________________________             By:  _______________________

                         AMENDMENT - NOVEMBER 13, 1996
                         -----------------------------

     Article I of the Bylaws was amended to read as follows:

          "HOME OFFICES
           ------------

               The home office of the savings bank shall be at 7926 Jones Branch Drive, McLean, in the County of Fairfax, in the State of Virginia";